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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in this Registration Statement of Fifth Third Bancorp on Form S-4 of our report dated January 13, 1995 (which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for debt and equity securities), incorporated by reference in the Annual Report on Form 10-K of Fifth Third Bancorp for the year ended December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche

Cincinnati, Ohio
June 21, 1995


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